EXHIBIT 99.2

ELECTION STATEMENT

In connection with the Agreement and Plan of Merger, dated as of May 1, 2013, by and between

Ameris Bancorp (“Ameris”) and The Prosperity Banking Company (“Prosperity”).

If delivering by mail: Computershare Investor Services P.O. Box 43078 Providence, RI 02940-3078	If delivering by hand or courier: Computershare Investor Services 250 Royall Street Canton, MA 02021

DO NOT MAIL THIS ELECTION STATEMENT TO AMERIS OR PROSPERITY.

PLEASE DO NOT SEND YOUR PROSPERITY STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER.

DIRECT ANY QUESTIONS TO COMPUTERSHARE INVESTOR SERVICES (THE “EXCHANGE AGENT”) AT [            ].

INFORMATION ABOUT YOU AND YOUR SHARES

Name(s) and Address of Registered Holder(s)

If there is any error in the name or address

shown below, please make the necessary

corrections.

DESCRIPTION OF SHARES

(Please fill in. Attach separate schedule if needed.)

Certificate No(s)	Number of shares

TOTAL SHARES

This Election Statement is being delivered in connection with the Agreement and Plan of Merger, dated as of May 1, 2013 (the “Merger Agreement”), by and between Ameris and Prosperity. The Merger Agreement provides for the acquisition of Prosperity by Ameris through the merger of Prosperity with and into Ameris, with Ameris continuing as the surviving corporation (the “Merger”). This election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Statement. In particular, the Merger Agreement contains allocation and proration provisions to ensure that no more than 50% of the aggregate number of shares of Prosperity common stock outstanding receive cash in the Merger. Accordingly, you understand that the preferences you may express in this Election Statement with respect to the kind of merger consideration you wish to receive may not be satisfied in full depending upon the preferences of other Prosperity shareholders. Any adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Appendix A to the proxy statement/prospectus dated September , 2013 (the “Proxy Statement”). The Proxy Statement has been separately mailed to you. The undersigned acknowledges receipt of the Proxy Statement. BEFORE MAKING YOUR ELECTION, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT AND PROXY STATEMENT (INCLUDING ANNEXES THERETO AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE) AND THE ACCOMPANYING INSTRUCTIONS TO THIS ELECTION STATEMENT AND CONSULT WITH YOUR PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHICH ELECTION TO MAKE. The tax consequences to a holder will vary depending upon the election made and other factors. See the section of the Proxy Statement entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

ELECTION OPTIONS

The total of all Stock Election shares and Cash Election shares cannot exceed the total number of shares of Prosperity common stock that you own.

☐  STOCK ELECTION: Exchange ________________ (specify exact numerical quantity) of my shares of Prosperity common stock for shares of Ameris common stock, plus cash in lieu of fractional shares (the “Stock Election”).

☐  CASH ELECTION: Exchange ________________ (specify exact numerical quantity) of my shares of Prosperity common stock for cash (the “Cash Election”).

See the section entitled “Risk Factors” in the Proxy Statement for a discussion of factors you should consider in making your election.

PLEASE SEND IN YOUR COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER YOUR RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Eastern Time, on the date prior to the fifth business day immediately preceding the closing date of the Merger, which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Ameris and Prosperity will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Ameris’s and Prosperity’s websites at (www.amerisbank.com) and (www.prosperitybank.com), respectively; and (ii) a joint press release issued by Ameris and Prosperity. If a Prosperity shareholder does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such shareholder will be deemed not to have made an election. Prosperity shareholders not making an election will receive shares of Ameris common stock.

If some or all of your shares of Prosperity common stock are held in “street name” by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions.

Promptly following the effective time of the Merger, the Exchange Agent will mail to each holder of record of shares which, immediately prior to the effective time, represented shares of Prosperity common stock, (i) a Letter of Transmittal and (ii) instructions for effecting the surrender of their shares of Prosperity common stock, whether held in certificated or book-entry form.

REQUIRED SIGNATURES — All Shareholders must sign below.

X
Signature of Shareholder	Date

X
Signature of Shareholder	Date

Social Security Number or Employer Identification Number

[XXX-XX-XXXX]

INSTRUCTIONS FOR COMPLETING THE ELECTION STATEMENT

Although you are not being requested to submit your stock certificates at this time, please be aware that all holders of Prosperity shares must surrender their Prosperity stock certificates to Computershare Investor Services as the Exchange Agent in order to receive the merger consideration that they are electing. A separate Letter of Transmittal will be delivered to you after the consummation of the Merger along with instructions for effecting the surrender of your shares of Prosperity common stock, whether held in certificated or book-entry form. Until Prosperity stock certificates are received by the Exchange Agent, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Prosperity stock certificates will not receive Ameris shares and/or cash consideration (or any dividends or other distributions payable on any such Ameris shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends.

If your Prosperity stock certificates are lost, stolen or destroyed, please contact the Exchange Agent at the number listed above prior to consummation of the Merger.

The section entitled “Election Option” in this Election Statement allows certain Prosperity shareholders to elect to receive merger consideration in the form of shares of Ameris common stock (a “Stock Election”) or cash (a “Cash Election”). If a Prosperity shareholder does not submit a properly completed and signed Election Statement that is received by the Exchange Agent prior to the Election Deadline, such shareholder will be deemed not to have made an election. Prosperity shareholders not making an election will receive shares of Ameris common stock.

YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Eastern Time, on the date prior to the fifth business day immediately preceding the closing date of the Merger, which is referred to as the “Election Deadline.” The actual Election Deadline is not currently known. Ameris and Prosperity will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Ameris’s and Prosperity’s websites (www.amerisbank.com) and (www.prosperitybank.com), respectively; and (ii) a joint press release issued by Ameris and Prosperity. If you fail to submit an Election Statement that is received by the Exchange Agent prior to the Election Deadline, or if your Election Statement is improperly completed and/or is not signed, you will be deemed not to have made an election and you will receive shares of Ameris common stock.

Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement provided to you in connection with the Prosperity shareholders’ meeting being held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Appendix A to the Proxy Statement. Extra copies of the Proxy Statement may be requested from Ameris at (229) 890-1111 or Prosperity at (904) 824-9111. SUBMITTING THIS ELECTION STATEMENT DOES NOT CONSTITUTE A VOTE ON THE MERGER AGREEMENT OR ANY OTHER MATTER. IN ORDER TO VOTE YOUR SHARES, YOU MUST COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENVELOPE ENCLOSED IN THE PROXY STATEMENT OR VOTE YOUR SHARES IN PERSON AT THE PROSPERITY SPECIAL MEETING. DO NOT RETURN PROXY MATERIALS TO COMPUTERSHARE INVESTOR SERVICES.

INSTRUCTION 1. ELECTIONS, CERTIFICATES AND SHARE ALLOCATIONS. You may select one of the following options on the Election Statement with respect to each share of Prosperity common stock: (l) Stock Election or (2) Cash Election. Please read the section entitled “The Merger” in the Proxy Statement for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section above entitled

“Election Option” to indicate the desired form of merger consideration, indicating (i) the number of shares of Prosperity common stock for which a Stock Election is being made, if any, and (ii) the number of shares of Prosperity common stock for which a Cash Election is being made, if any. The total of all Stock Election shares and Cash Election shares on this Election Statement cannot exceed the total number of shares of Prosperity common stock that you own. To properly complete this form, each shareholder must also complete the section entitled “Information About You and Your Shares” by specifying the number of each Prosperity stock certificate in the column under the heading “Certificate Number” and the number of Prosperity shares represented by each Prosperity stock certificate in the column under the heading “Number of Shares” beside each certificate number. All holders of Prosperity shares will be required to surrender their Prosperity stock certificates to the Exchange Agent in order to receive the merger consideration. As described in the Proxy Statement, all elections are subject to the proration and allocation procedures described in the Merger Agreement and the Proxy Statement to ensure that no more than 50% of the aggregate number of shares of Prosperity common stock outstanding receive cash in the Merger.

INSTRUCTION 2. ELECTION DEADLINE. YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT AS SOON AS POSSIBLE AFTER RECEIPT OF THIS FORM. To make an election, an Election Statement must be received by the Exchange Agent before 5:00 p.m., Eastern Time, on the date prior to the fifth business day immediately preceding the closing date of the Merger. The actual Election Deadline is not currently known. Ameris and Prosperity will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of Ameris’s and Prosperity’s websites (www.amerisbank.com) and (www.prosperitybank.com), respectively; and (ii) a joint press release issued by Ameris and Prosperity. The Exchange Agent will have reasonable discretion to determine whether any Election Statement is received on a timely basis and whether an Election Statement has been properly completed. Any such determinations are conclusive and binding.

INSTRUCTION 3. REVOCATION OR CHANGE OF ELECTION STATEMENT. Prior to the Election Deadline, any Election Statement may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Statement, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Following any proper revocation, unless a properly completed Election Statement is thereafter properly submitted and received by the Exchange Agent prior to the Election Deadline, you will be deemed not to have made an election and you will receive shares of Ameris common stock.

INSTRUCTION 4. SIGNATURES ON ELECTION STATEMENT.

(a) All signatures must correspond exactly to the name written on the face of the Prosperity stock certificates without alteration, variation or any change whatsoever.

(b) If this Election Statement is signed by a person(s) other than the record holder(s) of the Prosperity stock certificates delivered (other than as set forth in paragraph (c) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

(c) If this Election Statement is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Prosperity stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 5. DELIVERY OF ELECTION STATEMENT. This Election Statement, properly completed and duly executed, should be delivered to the Exchange Agent at the address set forth on the front of the Election Statement. Insert in the box at the top of the Election Statement the certificate number(s) of the Prosperity common stock certificate(s) which you own and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

INSTRUCTION 6. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. Each holder of record of Prosperity shares is entitled to make an election covering all Prosperity shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Prosperity shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Prosperity shares held through such nominee record holders, but such elections must be made on one Election Statement. Beneficial owners who are not record holders are not entitled to submit Election Statements. If some or all of your shares of Prosperity common stock are held in “street name” by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions. Persons submitting an Election Statement on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 4 above.

INSTRUCTION 7. MISCELLANEOUS. Neither Ameris nor Prosperity or the Exchange Agent is under any duty to give notification of defects in any Election Statement. Ameris, Prosperity and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Ameris, Prosperity and the Exchange Agent has the absolute right to reject any and all Election Statements not in proper form or to waive any irregularities in any Election Statement. ALL ELECTION STATEMENTS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

INSTRUCTION 8. INFORMATION AND ADDITIONAL COPIES. All inquiries with respect to the completion of the Election Statement, including requests for additional copies of the Election Statement, should be made directly to the Exchange Agent at (800) 568-3476.